CLIFFORD
CHANCE

DEED OF PLEDGE OF REGISTERED SHARES

On the sixth day of August two thousand ten, appeared before me, Krishna van Zundert, kandidaat-notaris, hereinafter: “civil law notary”, deputising for dr. Thomas Pieter van Duuren, civil law notary (notaris) in Amsterdam, The Netherlands:
Mr Albert Willem Lok, in this matter with residence at the offices of Clifford Chance LLP, Droogbak 1a, 1013 GE Amsterdam, The Netherlands, born in Zaanstad, The Netherlands, on the fifteenth day of December nineteen hundred eighty-one, in this respect acting as attorney-in-fact, duly authorised in writing, of:
1.
FRONTIER EXPLORATION COMPANY, a company incorporated and existing under the laws of the State of Utah, United States of America, having its registered office at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, United States of America and registered with the Secretary of State in Utah, United States of America under number 1023353-0142; and

FX DRILLING COMPANY, INC., a company incorporated and existing under the laws of the State of Nevada, United States of America, having its registered office at 311 South Division Street, Carson City, Nevada 89703, United States of America and registered with the Secretary of State in Nevada, United States of America under number C4629-1994, jointly acting in their capacity of general partners (beherende vennoten) of:
FX ENERGY NETHERLANDS PARTNERSHIP C.V., a limited partnership (commanditaire vennootschap), organised under The laws of the Netherlands, having its registered office at Locatellikade 1, 1076 AZ Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 33298513 (Frontier Exploration Company and FX Drilling Company Inc. jointly in the abovementioned capacity, the “Pledgor”);
2.
THE ROYAL BANK OF SCOTLAND PLC, a public limited company incorporated under the laws of Scotland, having its registered office at 36 Saint Andrew Square, Edinburgh, EH2 2YB, Scotland and registered under number SC090312 (the “Pledgee”); and

3.
FX ENERGY NETHERLANDS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Utrecht, The Netherlands, having its registered office at Locatellikade 1, Parnassustoren, 1076 AZ Amsterdam, The Netherlands, and registered with the Dutch Commercial Register (Handelsregister) under number 30132757 (the “Company”).

AMSDAM-1-737926-v1A	- 1 -	70-40474932

CLIFFORD

CHANCE

The authorisation of the person appearing before me appears from three (3) written powers of attorney, (photocopies of) which shall be attached to this Deed (as defined below) (Annex 1).
The person appearing, acting as stated, before me declared that:
IT IS HEREBY AGREED AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions
1.1.1	Unless a contrary indication appears, capitalised terms not defined in this Deed (as defined below) shall have the same meaning given to such terms in the Facility Agreement (as defined below).
1.1.2	In addition the following terms shall have the following meaning:
“Articles of Association” means the articles of association (statuten) of the Company as they currently stand and/or, as the case may be, as they may be amended from time to time.
“Deed” means this deed of pledge.
“Depository Receipts” means depository receipts of shares in the capital of the Company issued with the co-operation of the Company (met medewerking van de Vennootschap uitgegeven certificaten van aandelen).
“Dividends” means cash dividends, distribution of reserves, repayments of capital and all other distributions and payments in any form which at any time during the existence of the right of pledge created hereby, become payable in respect of any one of the Shares.
“Enforcement Event” means any Event of Default which is continuing and unwaived and which also constitutes a default (verzuim) in the payment of any amount due under the Secured Obligations.
“Event of Default” has the meaning given thereto in the Facility Agreement.
“Facility Agreement” means fifty-five million dollar (USD 55,000,000.00) Senior Reserve Base Lending Facility Agreement dated the fifth day of August two thousand ten between FX Energy Poland sp. z o.o as Borrower and (amongst others) the Pledgee as Lender.
“Finance Documents” has the meaning given thereto in the Facility Agreement.
“Finance Parties” has the meaning given thereto in the Facility Agreement.
“Future Shares” means all shares in the capital of the Company acquired by the Pledgor after the date of this Deed.
“Intercreditor Agreement” means the intercreditor agreement dated 5th day of August two thousand ten between, amongst others, FX Energy Poland sp. z o.o as Borrower and (amongst others) the Pledgee as Agent and Security Trustee.
“Obligor” has the meaning given thereto in the Facility Agreement.

AMSDAM-1-737926-v1A	- 2 -	70-40474932

CLIFFORD
CHANCE

“Original Deed of Pledge” means a notarial deed of pledge, executed before D. ter Braak, civil law notary (notaris) in Amsterdam, The Netherlands, on the eighteenth day of December two thousand six.
“Original Pledge” means a first ranking right of pledge created over the Shares (as defined in the Original Deed of Pledge) by means of the Original Deed of Pledge.
“Parallel Debt” has the meaning given thereto in Sub-Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)) of the Intercreditor Agreement.
“Present Shares” means all of the shares issued and paid-up in the capital of the Company and registered in the name of the Pledgor, being thirty-five (35) registered ordinary shares, numbered 1 up to and including 35, with a par value (nominale waarde) of one thousand Dutch guilders (NLG 1,000.00) each.
“Principal Obligations” means all present and future obligations owed by any Obligor(s) to any of the Finance Parties under or in connection with the Finance Documents, other than the obligations pursuant to the Parallel Debt.
“Related Rights” means the Dividends, all present and future rights of the Pledgor to acquire shares in the capital of the Company and all other present and future rights arising out of or in connection with the Shares, other than the Voting Rights.
“Secured Obligations” means all present and future obligations owed by the Obligors to the Pledgee pursuant to the Parallel Debt and all Principal Obligations that are secured obligations pursuant to paragraph 3.1.3.
“Security Assets” means the Shares and the Related Rights.
“Shares” means the Present Shares and the Future Shares.
“Voting Rights” means the voting rights in respect of any of the Shares.
1.2	Interpretation
Subject to any contrary indication, any reference in this Deed to a “Clause”, “Sub-clause” or “paragraph” shall be interpreted as a reference to a clause, sub-clause or paragraph hereof.
1.3	Continuing security
Any reference made in this Deed to any Finance Document or to any agreement or document (under whatever name), where applicable, shall be deemed to be a reference to such Finance Document or such other agreement or document as the same may have been, or at any time may be, extended, prolonged, amended, restated, supplemented, renewed or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and/or as facilities and/or financial services are or at any time may be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder including, without limitation,

AMSDAM-1-737926-v1A	- 3 -	70-40474932

CLIFFORD
CHANCE

(a)
(i)	any increase or reduction in any amount available thereunder or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used,
(ii)	any facility provided in substitution of, or in addition to, the facilities originally made available thereunder,
(iii)	any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing, and
(iv)	any combination of the foregoing, and/or
(b)	any document designated as a Finance Document by the Agent.
1.4	Unlawful financial assistance
No obligations shall be included in the definition of “Secured Obligations” to the extent that, if they were included, the security interest granted pursuant to this Deed or any part thereof would be void as a result of violation of the prohibition on financial assistance contained in Section 2:207c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and all provisions hereof will be interpreted accordingly. For the avoidance of doubt, this Deed will continue to secure those obligations which, if included in the definition of “Secured Obligations”, will not constitute a violation of the Prohibition.
2.	UNDERTAKING TO PLEDGE AND PARALLEL DEBT
2.1	Undertaking to pledge
The Pledgor has agreed, or, as the case may be, hereby agrees with the Pledgee that the Pledgor shall grant to the Pledgee a right of pledge over the Security Assets, ranking second to the Original Pledge only, as security for the payment of the Secured Obligations.  To the extent required, the Pledgee, in its capacity as pledgee under the Original Pledge, hereby approves and gives its consent to such second ranking right of pledge over the Security Assets.
2.2	Parallel Debt
Pursuant to the Parallel Debt the Pledgee has its own claim in respect of the payment obligations of the Obligors to the Finance Parties. In connection with the creation of the rights of pledge pursuant hereto the Pledgor and the Pledgee acknowledge that with respect to this claim the Pledgee acts in its own name and not as representative (vertegenwoordiger) of the Finance Parties or any of them and consequently the Pledgee is the sole pledgee under this Deed.

AMSDAM-1-737926-v1A	- 4 -	70-40474932

CLIFFORD
CHANCE

3.	PLEDGE
3.1	Pledge of Security Assets
3.1.1
To secure the payment of the Secured Obligations the Pledgor hereby grants to the Pledgee a right of pledge over the Present Shares and the Related Rights pertaining thereto and grants in advance (bij voorbaat) to the Pledgee a right of pledge over the Future Shares and the Related Rights pertaining thereto, ranking second to the Original Pledge only, which rights of pledge are hereby accepted by the Pledgee.

3.1.2
To the extent that the pledge in advance referred to in paragraph 3.1.1 is not effective under Dutch law the Pledgor will forthwith grant a supplemental right of pledge by executing, before a Dutch civil law notary, a deed of pledge substantially in the form of this Deed or such other form as the Pledgee may reasonably require in order to perfect the pledge over such Future Shares and the Related Rights pertaining thereto.

3.1.3
If and to the extent that at the time of creation of this right of pledge, or at any time hereafter, a Principal Obligation owed to the Pledgee cannot be validly secured through the Parallel Debt, such Principal Obligation itself shall be a Secured Obligation.

3.2	Registration
The Pledgee is entitled to present this Deed and any other document pursuant hereto for registration to any office, registrar or governmental body in any jurisdiction the Pledgee deems necessary or useful to protect its interests.
3.3	Related Rights
Save for the Original Pledge and the Original Deed of Pledge, only the Pledgee is entitled to receive and exercise the Related Rights pledged pursuant hereto. The Pledgee hereby authorises the Pledgor (as envisaged by Section 3:246 paragraph 4 Dutch Civil Code) to receive Dividends paid in cash. The Pledgee is entitled to revoke this authorisation upon the occurrence of an Event of Default, and the authorisation shall automatically cease to exist upon the occurrence of an Enforcement Event.
3.4	Voting Rights
3.4.1
On the third day of August two thousand ten the Company’s general meeting of shareholders has resolved to approve the granting of a right of pledge in respect of the Shares with the conditional transfer of the Voting Rights and other rights and powers attached to the Shares to the Pledgee. A photocopy of the resolution of the general meeting of shareholders shall be attached to this Deed (Annex 2).

AMSDAM-1-737926-v1A	- 5 -	70-40474932

CLIFFORD
CHANCE

3.4.2	The Voting Rights are hereby transferred to the Pledgee subject to the cumulative conditions precedent (opschortende voorwaarden) of:
(a)	occurrence of an Event of Default,
(b)	the release of the Original Deed of Pledge; and
(c)	notice by the Pledgee to the Company that it, the Pledgee, will exercise the Voting Rights.
The Pledgee agrees to send to the Pledgor, for information purposes only, a copy of any notice to the Company as referred to in this paragraph 3.4.2 sub (b) above.
3.4.3	Prior to receipt by the Company of a notice as referred to in paragraph 3.4.2 sub (b):
(a)	the Pledgor shall have the right to exercise the Voting Rights; and
(b)	the Pledgee shall not have the rights attributed by law to the holders of Depository Receipts.
3.4.4	Forthwith upon receipt by the Company of a notice as referred to in paragraph 3.4.2 sub (b) the Pledgor shall no longer be entitled to exercise the Voting Rights.
4.	REPRESENTATIONS, WARRANTIES AND COVENANTS
4.1	Representations and warranties
4.1.1	The Pledgor hereby represents and warrants to the Pledgee that the following is true and correct on the date hereof and on each date on which Security Assets are acquired by the Pledgor:
(a)	save for the Original Pledge and the Original Deed of Pledge, the Pledgor is entitled to pledge the Security Assets as envisaged hereby;
(b)
save for the Original Pledge and the Original Deed of Pledge and except as provided herein, the right of pledge created hereby over the Security Assets is a first ranking right of pledge (pandrecht eerste in rang), the Security Assets have not been encumbered with limited rights (beperkte rechten) or otherwise and no attachment (beslag) on the Security Assets has been made;

(c)
save for the Original Pledge and the Original Deed of Pledge, the Security Assets have not been transferred, encumbered or attached in advance, nor has the Pledgor agreed to such a transfer or encumbrance in advance;  and

(d)	no depository receipts have been issued with respect to the Present Shares.
4.1.2	Furthermore, the Pledgor hereby represents and warrants to the Pledgee that the following is true and correct on the date hereof:

AMSDAM-1-737926-v1A	- 6 -	70-40474932

CLIFFORD
CHANCE

(a)	the Present Shares have been validly issued and fully paid and constitute one hundred percent (100%) of the share capital of the Company;
(b)
it has acquired the Present Shares by means of a notarial deed of transfer of shares in the capital of the Company, executed before D.F.M.M. Zaman, civil law notary (notaris) in Rotterdam, The Netherlands, on the sixth day of January nineteen hundred ninety-eight.

4.2	Covenants
The Pledgor hereby covenants that it will:
(a)	other than as explicitly permitted under the terms of the other Finance Documents not release, settle or subordinate any Related Rights without the Pledgee’s prior written consent;
(b)
at its own expense execute all such documents, exercise any right, power or discretion exercisable, and perform and do all such acts and things as the Pledgee may request for creating, perfecting, protecting and/or enforcing the rights of pledge envisaged hereby;

(c)
save for the Original Pledge and the Original Deed of Pledge, not pledge, otherwise encumber or transfer any Security Assets, whether or not in advance, or permit to subsist any kind of encumbrance other than as envisaged hereby or as explicitly permitted under the terms of the other Finance Documents, or perform any act that may harm the rights of the Pledgee, or permit to subsist any kind of attachment over the Security Assets;

(d)
immediately inform the Pledgee of any event or circumstance which may be of importance to the Pledgee for the preservation or exercise of the Pledgee’s rights pursuant hereto and provide the Pledgee, upon its written request, with any other information in relation to the Security Assets or the pledge thereof as the Pledgee may request from time to time;

(e)
immediately inform in writing persons such as a liquidator (curator) in bankruptcy (faillissement), an administrator (bewindvoerder) in a suspension of payment (surséance van betaling) or preliminary suspension of payment (voorlopige surséance van betaling) or a person making an attachment (beslaglegger), of the existence of the rights of the Pledgee pursuant hereto;

(f)
not procure the issue of any shares in the capital of the Company or any Depository Receipts or rights to acquire the same, except to the extent explicitly permitted under the terms of the other Finance Documents;  and

AMSDAM-1-737926-v1A	- 7 -	70-40474932

CLIFFORD
CHANCE

(g)
except as explicitly permitted under the terms of the other Finance Documents, not vote on any of the Shares without the consent of the Pledgee in favour of a proposal to (i) amend the Articles of Association, (ii) dissolve the Company, (iii) apply for the bankruptcy (faillissement) or a suspension of payments (surséance van betaling) or preliminary suspension of payments (voorlopige surséance van betaling) of the Company, (iv) convert (omzetten), merge (fuseren) or demerge (splitsen) the Company or (v) distribute Related Rights.

5.	ENFORCEMENT
5.1	Default
Any failure to satisfy the Secured Obligations when due shall constitute a default (verzuim) in the performance of the Secured Obligations, without any reminder letter (sommatie) or notice of default (ingebrekestelling) being required.
5.2	Enforcement
Upon the occurrence of an Enforcement Event, the Pledgee may enforce its rights of pledge and take recourse against the proceeds of enforcement.
5.3	No right to deviating manner of enforcement
The Pledgor shall not be entitled to request the court to determine that the Security Assets pledged pursuant hereto shall be sold in a manner deviating from the provisions of Section 3:250 Dutch Civil Code.
5.4	No notice of intention to sell
The Pledgee shall not be obliged to give notice to the Pledgor of any intention to sell the pledged Security Assets (as provided in Section 3:249 Dutch Civil Code) or, if applicable, of the fact that it has sold the same Security Assets (as provided in Section 3:252 Dutch Civil Code).
5.5	Application of proceeds
All monies received or realised by the Pledgee in connection with the Security Assets shall be applied by the Pledgee in its capacity as Security Trustee under the Facility Agreement and in accordance with the relevant provisions of the  Finance Documents, subject to the mandatory provisions of Dutch law on enforcement (uitwinning).
6.	MISCELLANEOUS PROVISIONS
6.1	Waivers
6.1.1
To the fullest extent allowed by applicable law, the Pledgor waives (doet afstand van) any right it may have of first requiring the Pledgee to proceed against or claim payment from any other person or enforce any guarantee or security granted by any other person before exercising its rights pursuant hereto.

AMSDAM-1-737926-v1A	- 8 -	70-40474932

CLIFFORD
CHANCE

6.1.2
The Pledgor hereby irrevocably and unconditionally waives (doet afstand van) any rights it has under or pursuant to any Dutch law provisions for the protection of grantors of security for the debts of third parties, including, to the extent relevant, any rights it may have pursuant to Sections 3:233, 3:234 and 6:139 Dutch Civil Code.

6.1.3
The Pledgor hereby irrevocably and unconditionally waives (doet afstand van), to the extent necessary in advance, any and all rights of recourse (regres) or subrogation (subrogatie) vis-à-vis any Obligor that it has or may obtain or acquire after the date of this Deed as a result of any enforcement action in respect of the rights of pledge granted under or in connection with this Deed (and, to the extent such waiver is not enforceable in whole or in part, any rights of recourse or subrogation to which the Pledgor is or may become entitled under or pursuant to enforcement of any rights of pledge created under or pursuant to this Deed are hereby pledged to the Pledgee by way of a non disclosed pledge governed by the terms of this Deed), which waiver is hereby accepted by the Pledgee.

6.2	Evidence of indebtedness
An excerpt from the Pledgee’s records shall serve as conclusive evidence (dwingend bewijs) of the existence and the amounts of the Secured Obligations, subject to proof to the contrary.
6.3	Unenforceability
The Pledgor and the Pledgee hereby agree that they will negotiate in good faith to replace any provision hereof that may be held unenforceable with a provision that is enforceable and which is as similar as possible in substance to the unenforceable provision.
6.4	Power of attorney
The Pledgor hereby grants, subject to the condition precedent (opschortende voorwaarde) of:
(a)	the occurrence of an Enforcement Event, or
(b)	a failure by the Pledgor to comply with its obligations under Sub-clause 3.1.2 or Clause 4.2 (b), and notwithstanding the rights of the pledgee under the Original Pledge, an irrevocable power of attorney to the Pledgee to act in its name and on its behalf, authorising the Pledgee to execute all such documents and to perform and do all such acts and things as the Pledgee may deem necessary or useful in order to have the full benefit of the rights granted or to be granted to the Pledgee pursuant hereto, including (i) the exercise of any ancillary rights (nevenrechten) as well as any other rights it has in relation to the Security Assets and (ii) the performance of any obligations of the Pledgor hereunder, which authorisation permits the Pledgee to act or also act as the Pledgor’s counterparty within the meaning of Section 3:68 Dutch Civil Code.

AMSDAM-1-737926-v1A	- 9 -	70-40474932

CLIFFORD
CHANCE

6.5	Costs
6.5.1
All risks, taxes, fees, costs, charges and other expenses due or incurred in respect of or in connection with any of the Security Assets and/or the pledge thereof shall be exclusively for the account of the Pledgor.

6.5.2
All costs, charges and other expenses incurred by the Pledgee in the lawful exercise of the powers conferred upon it pursuant hereto (including any enforcement measure), or in relation to the negotiation, preparation, execution and administration of this Deed, as well as in connection with any variation, amendment or supplement to the terms of this Deed, and any costs, charges and other expenses incurred by the Pledgee in connection with any consent or waiver, shall be payable by the Pledgor to the Pledgee on first demand.

7.	TRANSFER
7.1	Power to transfer
The Pledgee is entitled to transfer all or part of its rights and/or obligations pursuant hereto to any transferee and the Pledgor hereby in advance gives its irrevocable consent to, and hereby in advance irrevocably co-operates with, any such transfer (within the meaning of Sections 6:156 and 6:159 Dutch Civil Code).
7.2	Transfer of information
The Pledgee is entitled to impart any information concerning the Pledgor and/or the Security Assets to any transferee or proposed transferee.
8.	TERMINATION
8.1	Termination of pledge
Unless terminated by operation of law, the Pledgee’s rights of pledge created pursuant hereto shall be in full force and effect vis-à-vis the Pledgor until they shall have terminated, in part or in whole, as described in Sub-clause 8.2 (Termination by notice (opzegging) and waiver (afstand)) below.
8.2	Termination by notice (opzegging) and waiver (afstand)
The Pledgee will be entitled to terminate by notice (opzegging), in part or in whole, the rights of pledge created pursuant hereto in respect of all or part of the Security Assets and/or all or part of the Secured Obligations. If and insofar as the purported effect of any such termination requires a waiver (afstand van recht) by the Pledgee, the Pledgor hereby in advance agrees to such waiver.
9.	GOVERNING LAW AND JURISDICTION
9.1	Governing law
This Deed and any non-contractual obligations arising out or in connection to this Deed are governed by and shall be interpreted in accordance with Dutch law.

AMSDAM-1-737926-v1A	- 10 -	70-40474932

CLIFFORD
CHANCE

9.2	Jurisdiction
Any disputes arising from or in connection with this Deed shall be submitted in first instance to the competent court in Amsterdam, The Netherlands, without prejudice to the Pledgee’s right to submit any disputes to any other competent court in The Netherlands or in any other jurisdiction.
9.3	Power of attorney
If a party to this Deed is represented by an attorney or attorneys in connection with the execution of this Deed or any agreement or document pursuant hereto and the relevant power of attorney is expressed to be governed by Dutch law, such choice of law is hereby accepted by each other party, in accordance with Article 14 Hague Convention on the Law Applicable to Agency of the fourteenth day of March nineteen hundred and seventy-eight.
10.	THE COMPANY
The Company:
(a)	acknowledges the right of pledge created over the Security Assets;
(b)	confirms that it has been notified of the right of pledge created over the Related Rights;
(c)	undertakes to register in its shareholders’ register:
(i)	the right of pledge over the Shares;
(ii)	the conditional transfer of Voting Rights to the Pledgee; and
(iii)
that, upon the occurrence of an Event of Default and notice to the Company, as set out in more detail in this Deed, the Pledgee shall have the rights attributed by law to the holders of depository receipts issued with the company’s co-operation (rechten die door de wet zijn toegekend aan de houders van met medewerking ener vennootschap uitgegeven certificaten van aandelen), and to provide the Pledgee, as soon as practically possible, with a copy of the relevant entries in its shareholders’ register;
(d)	represents and warrants that the representations and warranties of the Pledgor made pursuant to paragraphs 4.1.1 sub (a) and (b) and 4.1.2 sub (a) are true and correct;
(e)	represents and warrants that no Depository Receipts have been issued with respect to the Present Shares;
(f)	represents and warrants that no rights to acquire shares in the capital of the Company have been issued which are still outstanding; and
(g)
covenants that it shall not co-operate in the issue of any Depository Receipts or issue any shares, or rights to acquire shares, in the capital of the Company, except to the extent explicitly permitted under the terms of the other Finance Documents.

AMSDAM-1-737926-v1A	- 11 -	70-40474932

CLIFFORD
CHANCE

11.	CIVIL LAW NOTARY
Each of the parties to this Deed acknowledges that:
(a)	dr. T.P. van Duuren, civil law notary (notaris) in Amsterdam, The Netherlands, is a partner of Clifford Chance LLP; and
(b)
Clifford Chance LLP acts as the legal adviser to the Pledgee and that Van As c.s. Advocaten in Nieuwegein, The Netherlands, acts as the Dutch legal adviser to the Pledgor and the Company in this transaction; and, having consulted its legal advisers, confirms its agreement and accepts that dr. T.P. van Duuren, aforementioned, or one of his deputies (kandidaat-notarissen) shall execute this Deed and that this shall not prevent Clifford Chance LLP from continuing to act as legal adviser to the Pledgee.
The person appearing before me is known to me, civil law notary.
This deed, drawn up to be kept in the civil law notary’s custody was executed in Amsterdam, The Netherlands, on the date first above written.
The essential contents of this deed were given and explained to the person appearing. The person appearing then declared to have noted and approved the contents and not to want a full reading thereof. Thereupon, after limited reading, this deed was signed by the person appearing before me and by me, civil law notary.
Signed.

[seal and signature]	ISSUED AS A TRUE COPY by Krishna van Zundert, kandidaat-notaris, deputising for dr. Thomas Pieter van Duuren, civil law notary (notaris) in Amsterdam, on 6 August 2010.

AMSDAM-1-737926-v1A	- 12 -	70-40474932